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                       RiverSource Managers Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

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
                                           RIVERSOURCE [LOGO](SM) INVESTMENTS



June 26, 2006

Fellow Shareholder:

RiverSource Investments has implemented subadviser changes in the RiverSource Funds listed below, effective on April 24, 2006:

o    RiverSourceSM International Aggressive Growth Fund
o    RiverSourceSM International Small Cap Fund
o    RiverSourceSM Small Cap Value Fund
o    RiverSourceSM Variable Portfolio (VP) - Small Cap Value Fund

As a shareholder in one or more of these funds, I want to make you aware of these changes by including the following documents:

     The RiverSource Investments Subadvised Strategies - Management changes effective April 24, 2006 brochure describes our criteria for making subadviser changes and introduces the new subadvisers.

     The Information Statement we are required to provide which includes more detailed information regarding the changes. Please read the statement carefully and keep it for future reference.

If you have questions about any of these changes, I encourage you to talk with your financial advisor.

I thank you for the confidence you have shown in our funds. All of us at RiverSource Investments look forward to helping you meet your investment goals in the months and years ahead.

Sincerely,


/s/  Paula R. Meyer
------------------
     Paula R. Meyer
     President
     RiverSource Funds

This material must be preceded or accompanied by a current prospectus, which contains more complete information about the Fund, including the investment objectives, risks, charges and expenses. For additional information about our funds, please call (800) 297-3863, TTY: (800)846-4852. Read the prospectus carefully before you invest.

Investment products involve risks including possible loss of principal and fluctuation in value. International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets. Investments in small-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

RiverSourceSM mutual funds are managed by RiverSource Investments, LLC and distributed by Ameriprise Financial Services, Inc., Member NASD. Both companies are part of Ameriprise Financial, Inc. (C) 2006 Ameriprise Financial, Inc.
All rights reserved. (6/06)


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1 - RIVERSOURCE SMALL CAP VALUE FUND INFORMATION STATEMENT

                                   RIVERSOURCE

                              SMALL CAP VALUE FUND


                     901 MARQUETTE AVENUE SOUTH, SUITE 2810

                           MINNEAPOLIS, MN 55402-3268


INFORMATION STATEMENT

NOTICE OF SUBADVISER CHANGE

This information statement mailed on or about July 19, 2006, is being provided to the shareholders of RiverSource Small Cap Value Fund (the "Fund"), a series of RiverSource Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Board of Directors (the "Board"), to select the subadvisers RiverSource Investments or the Investment Manager believes are best suited to achieve the Fund's investment objective. RiverSource Investments or the Investment Manager exercises this authority by adding or replacing subadvisers.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

RiverSource Investments serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated March 1, 2006, amended and restated as of May 1, 2006. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s).

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2 - RIVERSOURCE SMALL CAP VALUE FUND INFORMATION STATEMENT

Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC
AND THE NEW SUBADVISORY AGREEMENT

Prior to April 24, 2006, a portion of the Fund's assets was managed by Royce & Associates, LLC ("Royce") and Goldman Sachs Asset Management, L.P. ("GSAM"). At a meeting of the Board, held on April 12-13, 2006, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of RiverSource Investments to terminate the Subadvisory Agreement with GSAM. Previously, Royce had provided notice of termination of its Subadvisory Agreement to RiverSource Investments, but had agreed to manage its portion of the Fund's assets through April 2006. At the April 12-13, 2006 meeting, the Board then approved a new Subadvisory Agreement with Metropolitan West Capital Management, LLC ("Metropolitan West"), which became effective on April 24, 2006.

The recommendation to terminate GSAM was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. GSAM was no longer best suited to delivering under the Fund's investment strategy, and it had begun to deliver less than expected performance. Royce elected to no longer act as a subadviser on the Fund, as they are exiting the subadvised business. The recommendation to hire Metropolitan West to manage the assets previously managed by GSAM and Royce was based on RiverSource Investments' analysis that the investment strategy of Metropolitan West is complementary with the Fund's other subadvisers, Donald Smith & Co., Inc. ("Donald Smith"), Franklin Portfolio Associates LLC ("Franklin Portfolio") and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow, Hanley").

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3 - RIVERSOURCE SMALL CAP VALUE FUND INFORMATION STATEMENT

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

RIVERSOURCE SMALL CAP VALUE FUND

ASSETS (BILLIONS)                                ANNUAL RATE AT EACH ASSET LEVEL

 First $0.25                                                  0.970%
 Next 0.25                                                    0.945
 Next 0.25                                                    0.920
 Next 0.25                                                    0.895
 Next 1.00                                                    0.870

The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

Metropolitan West: 0.50% on all assets.

The fee paid by RiverSource Investments to Royce was 0.80% on the first $100 million, 0.70% on the next $50 million, 0.65% on the next $50 million and 0.60% thereafter.

The fee paid by RiverSource Investments to GSAM was 0.60% on the first $100 million and 0.55% thereafter to a maximum of $400 million.

                                      FEES PAID BY       FEES PAID BY        FEES PAID BY
                                       THE FUND TO        RIVERSOURCE        RIVERSOURCE
                                       RIVERSOURCE        INVESTMENTS        INVESTMENTS
                                       INVESTMENTS*        TO ROYCE            TO GSAM
RIVERSOURCE SMALL CAP VALUE FUND      $9,857,858         $2,287,184         $1,599,715
(fiscal year ended 5/31/2005)



* RiverSource Investments uses these fees to pay both subadvisers.

Other than the identity of the subadviser, the standard of care (consistent with changes to the IMS Agreement, new subadvisers are held to a higher standard of care), the fee schedule and the effective and renewal dates, there are no material differences between the Royce and GSAM Subadvisory Agreement and the Metropolitan West Subadvisory Agreement.

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4 - RIVERSOURCE SMALL CAP VALUE FUND INFORMATION STATEMENT

INFORMATION ABOUT METROPOLITAN WEST

Metropolitan West Capital Management, LLC ("Metropolitan West") is an SEC-registered investment adviser. As of March 31, 2006, Metropolitan West had approximately $4.6 billion in assets under management. Metropolitan West's principal offices are located at 610 Newport Center Drive, Suite 1000, Newport Beach, CA 92660.

The following table provides information on the principal executive officers and directors of Metropolitan West.

NAME
                                                            TITLE AND PRINCIPAL OCCUPATION
 Gary W. Lisenbee                                President, Analyst/Portfolio Manager (Lead Strategist), Member
 Howard Gleicher, CFA                Chief Executive Officer and Chief Investment Officer, Analyst/Portfolio Manager, Member
 Steven M. Borowski                                                 Managing Partner, Member
 Richard S. Hollander                                                       Director
 Scott B. Dubchansky                                                         Member
 Mark S. Yancey                                      Senior Vice President, Marketing/Client Service, Member
 Geraldine S. Kaskel                                                Chief Compliance Officer


OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY METROPOLITAN WEST

                                  ASSETS ($ MILLIONS)         INVESTMENT
NAME                             AS OF MARCH 31, 2006        ADVISORY FEE

UBS PACE FUND                          $128.0           Portfolio Value 0.40%
HARTFORD SMALL CAP VALUE HLS FUND       $35.1           First $100 million 0.60%
                                                        Next  $100 million 0.50%
                                                        Over  $200 million 0.40%

As of March 31, 2006, the Small Cap Intrinsic Value Equity Composite consisted of eight discretionary accounts.

In evaluating the recommendation to hire Metropolitan West as a subadviser for the Fund, the Board considered, among other factors:
o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of the subadviser's personnel and its financial condition.
o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.
o    The subadviser's proposed investment strategy for the Fund.
o The subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.
o    The compliance program of the subadviser.

The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

--------------------------------------------------------------------------------
5 - RIVERSOURCE SMALL CAP VALUE FUND INFORMATION STATEMENT

Based on the foregoing analysis, the Board concluded that the approval of the Subadvisory Agreement is in the best interests of the Fund and its shareholders.

For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of April 21, 2006, the Fund's assets were managed as follows:

                                                          DONALD     FRANKLIN     BARROW,
                                   ROYCE       GSAM       SMITH      PORTFOLIO    HANLEY
RIVERSOURCE SMALL CAP VALUE         20%         21%        19%         20%         20%

As of April 24, 2006, the Fund's assets are managed as follows:

                                   DONALD    FRANKLIN     BARROW,  METROPOLITAN
                                   SMITH     PORTFOLIO    HANLEY       WEST
RIVERSOURCE SMALL CAP VALUE         19%        20%         20%         41%

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com/funds.

RECORD OF BENEFICIAL OWNERSHIP

For RiverSource Small Cap Value Fund, as of record date of April 30, 2006, clients of Charles Schwab & Co., a brokerage firm, held 20.00% of Class A shares; Portfolio Builder Moderate Fund held 19.68% of Class I shares; Portfolio Builder Moderate Aggressive Fund held 32.28% of Class I shares; Portfolio Builder Aggressive Fund held 19.94% of Class I shares; Portfolio Builder Total Equity Fund held 21.12% of Class I shares; Portfolio Builder Moderate Conservative Fund held 5.30% of Class I shares; Charles Schwab & Co. held 94.45% of Class Y shares; and Ameriprise Financial held 5.55% Class Y shares.

As of April 30, 2006, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.


July 19, 2006
By Order of the Board of Directors
Leslie L. Ogg, Secretary
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6 - RIVERSOURCE SMALL CAP VALUE FUND INFORMATION STATEMENT

RIVERSOURCE(SM) SMALL CAP VALUE FUND
901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

S-6239-3 A (7/06)

Effective June 1, 2006, Evergreen Investments acquired a majority interest in Metropolitan West Capital Management, LLC.

The table regarding the principal executive officers and directors for Metropolitan West is revised as follows:


NAME                         TITLE AND PRINCIPAL OCCUPATION
---------------------------- ---------------------------------------------------
Gary W. Lisenbee             President, Analyst/Portfolio Manager
                             (Lead Strategist), Member
---------------------------- ---------------------------------------------------
Howard Gleicher, CFA         Chief Executive Officer and Chief Investment
                             Officer, Analyst/Portfolio Manager, Member
---------------------------- ---------------------------------------------------
Steven M. Borowski           Managing Partner, Member
---------------------------- ---------------------------------------------------
Jon Purdy                    Chief Compliance Officer
---------------------------- ---------------------------------------------------



S-6239-11 A (7/06)